UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 8, 2016

CareDx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36536	94-3316839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3260 Bayshore Boulevard

Brisbane, California 94005

(Address of principal executive offices, including zip code)

(415) 287-2300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Amendments to Conditional Share Purchase Agreements

On February 8, 2016, CareDx (“CareDx”) entered into an Amendment to Conditional Share Purchase Agreement (the “Amendments”) with each of Midroc Invest AB, FastPartner AB and Xenella Holding AB (collectively, the “Majority Shareholders”) in order to amend the offer to acquire, subject to certain conditions, approximately 78% of the total outstanding shares of Allenex AB, a Swedish company listed on Nasdaq Stockholm (“Allenex”) first announced on December 16, 2015. Pursuant to the Amendments, the cash component remains unchanged at SEK 1.191 per share, or approximately $0.14 using the exchange rate in effect on December 16, 2015, and the contingent deferred cash payments of up to SEK 0.540 per share, or $0.06 using the exchange rate in effect on December 16, 2015, also remains unchanged, but payment has been deferred until March 31, 2017. In exchange the common stock component has been increased from 0.01298 shares of CareDx common stock per Allenex share to 0.01458 shares of CareDx common stock per Allenex share. The Amendments executed by each of the Majority Shareholders and CareDx are attached to this report as Exhibit 99.1, 99.2 and 99.3.

Additionally, on February 9, 2016, CareDx issued a press release in the U.S. announcing that its public exchange offer to acquire all outstanding shares of Allenex not held by the Majority Shareholders (the “Offer”) has also been correspondingly increased. Under the amended terms of the Offer, the Allenex shareholders continue to have two alternatives for the tender offer of their shares. The All Cash Alternative remains unchanged at SEK 2.50, or approximately $0.30 using the exchange rate in effect on December 16, 2015, per Allenex share. The common stock component of the Mixed Offer Consideration Alternative has been enhanced from 0.01298 shares of CareDx common stock per Allenex share to 0.01458 shares of CareDx common stock per Allenex share. The cash portion of the Mixed Consideration Alternative remains unchanged at SEK 1.731 per Allenex share. The full text of the press release is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

On February 9, 2016, CareDx also issued a press release in Sweden announcing the changes to the public offer to acquire the shares of Allenex AB. The full text of the press release is attached hereto as Exhibit 99.5 and is incorporated herein by reference.

If the Offer is accepted in its entirety, under the Mixed Consideration Alternative an aggregate of 1,753,806 shares of CareDx’s common stock will be issued under the Offer, corresponding to approximately 12.8% of CareDx’s outstanding shares following the completion of the Offer.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in Item 2.01 is incorporated by reference hereunder. In connection with the Purchase Agreements, CareDx has agreed to issue 1,366,728 shares of Common Stock of CareDx to the Majority Shareholders in exchange for 78% of the shares of Allenex. The shares of CareDx common stock being issued to the Majority Shareholders pursuant to the Purchase Agreements will be exempt from registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration provided by Rule 802 thereunder for exchange offers for a class of securities of a foreign private issuer where U.S. holders of foreign subject company hold no more than 10% of the securities that are the subject of the exchange offer.

ITEM 7.01.	REGULATION FD DISCLOSURE

On February 9, 2016, CareDx issued a press release in the U.S. announcing that its public exchange offer to acquire all outstanding shares of Allenex not held by the Majority Shareholders has been enhanced. The full text of the press release is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

On February 9, 2016, CareDx also issued a press release in Sweden announcing the recommended public offer to acquire the shares of Allenex AB. The full text of the press release is attached hereto as Exhibit 99.5 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

99.1	Amendment to Conditional Share Purchase Agreement between CareDx and Midroc Invest AB, dated as of February 8, 2016.

99.2	Amendment to Conditional Share Purchase Agreement between CareDx and FastPartner AB, dated as of February 8, 2016.

99.3	Amendment to Conditional Share Purchase Agreement between CareDx and Xenella Holding AB, dated as of February 8, 2016.

99.4	Press Release issued by CareDx, Inc., dated February 9, 2016.

99.5	Press Release issued by CareDx, Inc., dated February 9, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareDx, Inc.

By:	/s/ Ken Ludlum
Ken Ludlum Chief Financial Officer

Date: February 12, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendment to Conditional Share Purchase Agreement between CareDx and Midroc Invest AB, dated as of February 8, 2016.

99.2	Amendment to Conditional Share Purchase Agreement between CareDx and FastPartner AB, dated as of February 8, 2016.

99.3	Amendment to Conditional Share Purchase Agreement between CareDx and Xenella Holding AB, dated as of February 8, 2016.

99.4	Press Release issued by CareDx, Inc., dated February 9, 2016.

99.5	Press Release issued by CareDx, Inc., dated February 9, 2016.